                                                                    EXHIBIT 99.1

                               [AVANEX LETTERHEAD]

FOR IMMEDIATE RELEASE

                AVANEX ANNOUNCES Q4 REVENUES OF $31.9 MILLION AND
                     FISCAL-YEAR REVENUES OF $106.9 MILLION

FREMONT, Calif. - (August 2, 2004) - Avanex Corporation (Nasdaq: AVNX), pioneer of photonic processors that enable next-generation optical networks, today reported results for its fourth fiscal quarter and full fiscal year ended June 30, 2004.

The company said today that fourth quarter net revenues were $31.9 million, an increase of $1.8 million, or 6 percent, over the company's net revenues of $30.1 million in the prior quarter ended March 31, 2004. Net revenues for the quarter ended June 30, 2004 increased $26.4 million from $5.5 million in the quarter ended June 30, 2003. Net revenues for the full year ended June 30, 2004 increased by $85.5 million to $106.9 million from $21.4 million in the prior year. The increase in net revenues over the prior year was primarily due to the result of the acquisitions completed in fiscal year 2004.

The company reported a net loss of $21.6 million, or $0.15 per share, for the quarter ended June 30, 2004, which includes a restructuring benefit of $4.8 million, compared to a net loss of $41.0 million, or $0.29 per share, for the quarter ended March 31, 2004, which included a restructuring charge of $9.1 million, and compared to a net loss of $6.6 million, or $0.10 per share, for the quarter ended June 30, 2003. Net loss for the full year ended June 30, 2004 was $124.1 million compared to a net loss of $102.9 million in the prior year. The increase in net loss over the prior year was primarily due to the result of acquisitions completed in fiscal year 2004.

Walter Alessandrini, chairman and chief executive officer of Avanex, commented, "During the fiscal year, Avanex significantly enhanced its competitive position in the industry. We expanded our market presence with the acquisitions of the optical components businesses of Alcatel, Corning and Vitesse. These acquisitions broadened our product base, enhanced our technology portfolio, and improved our relationships with leading OEMs and carriers worldwide.

"In addition, we executed on our post-acquisition restructuring and integration strategies, resulting in significant improvements in our operating and financial performance. These actions included the expansion of our sales presence, increased use of contract manufacturing, rationalization of product lines and divestiture of our Livingston operations.


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"On the development front, Avanex invested substantial resources in next generation technologies and solutions to differentiate the company in the marketplace. We expanded our product portfolio with a record number of new products, giving us one of the broadest product portfolios in the industry with industry-leading expertise in both active and passive solutions. Our emphasis remains on the subsystems segment, where our customers recognize the strong value proposition of our integrated solutions."

Focusing on the results for the quarter ended June 30, 2004, Alessandrini noted that Avanex "realized improvements in its core business from the March quarter. We increased revenue by 6% sequentially and further expanded our global customer base, selling to over 70 customers this quarter. In addition to growing the top-line, Avanex made notable progress on lowering the cost structure during the quarter. Gross margins improved as we realized the benefits from our manufacturing strategy. We were also successful in lowering our operating expenses through previously announced restructuring initiatives and the completion of certain integration activities."

Alessandrini concluded, "Avanex achieved significant success this year in improving its competitive position and consolidating the acquired businesses. While visibility in the optical industry has not improved meaningfully, we continue to see tremendous potential for our products and technologies as carriers migrate to next generation networks. With our broad product offering, robust technology portfolio and strong balance sheet with $144 million in cash and investments, Avanex is committed to becoming the leading provider of optical solutions."

OUTLOOK

The company expects first fiscal quarter revenues to be about 10 percent higher than the prior quarter.

CONFERENCE CALL

Avanex will host a conference call today, August 2, 2004, at 4:30 p.m. ET. The number for the conference call is 888-658-7305. The password is "Photonics." A replay of the conference call will be available until August 9, 2004 at 203-369-1035, and available at www.avanex.com under "Investors/Audio Archives."

ABOUT AVANEX

Avanex Corporation is a leading global provider of Intelligent Photonic Solutions(TM) to meet the needs of fiber optic communications networks for greater capacity, longer distance transmissions, improved connectivity, higher speeds and lower costs. These solutions enable or enhance optical wavelength multiplexing, dispersion management, switching and routing, transmission, amplification and monitoring and include network-managed subsystems. Avanex was incorporated in 1997 and is headquartered in Fremont, California. Avanex also maintains facilities in Erwin Park, N.Y., Nozay, France, and San Donato, Italy. The facilities also are home to Avanex's Centers of Excellence for specialized research and manufacturing. To learn more about Avanex, visit our Website at: www.avanex.com.


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FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements including forward-looking statements regarding cost reduction and integration measures, expected first fiscal quarter revenues, operating performance results and our competitive position. Actual results could differ materially from those projected in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include general economic conditions, the pace of spending and timing of economic recovery in the telecommunications industry and in particular the optical networks industry, the company's inability to sufficiently anticipate market needs and develop products and product enhancements that achieve market acceptance, problems or delays in integrating the businesses acquired from Alcatel, Corning and Vitesse Semiconductor, or in reducing the cost structure of the combined company, the company's inability to achieve the anticipated benefits of the acquired businesses, any slowdown or deferral of new orders for our products, higher than anticipated expenses the company may incur in future quarters or the inability to identify expenses which can be eliminated. In addition, please refer to the risk factors contained in the company's SEC filings including the company's Quarterly Report on Form 10-Q and the Registration Statements on Form S-3 filed with the SEC.

Avanex assumes no obligation and does not intend to update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT INFORMATION:

Investor Relations                                                         Media
------------------                                                         -----
Mark Weinswig                                                      Tony Florence
Phone: 510-897-4344                                          Phone: 510-897-4162
Fax:  510-897-4345                                             Fax: 510-979-0198
e-mail: mark_weinswig@avanex.com               e-mail:  tony_florence@avanex.com


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                                    AVANEX CORPORATION
                     Condensed Consolidated Statements of Operations
                          (In thousands, except per share data)
                                       (Unaudited)

                                                                                     THREE MONTHS ENDED     TWELVE MONTHS ENDED
                                                                                          JUNE 30,                JUNE 30,
                                                                                    --------------------  -----------------------
                                                                                      2004       2003         2004        2003
                                                                                    --------------------  -----------------------
Net revenue                                                                         $ 31,869   $  5,463   $  106,932   $  21,416
Cost of revenue                                                                       37,064      6,029      133,228      30,035
Stock compensation expense (recovery)                                                      -          5           31        (202)
                                                                                    --------------------  -----------------------
Gross profit (loss)                                                                   (5,195)      (571)     (26,327)     (8,417)

Operating expenses:
  Research and development                                                            10,511      3,066       41,744      16,170
  Sales and marketing                                                                  4,965      1,448       19,434       6,120
  General and administrative                                                           4,880      1,837       24,139       9,033
  Stock compensation expense (recovery)                                                  138        336          844        (107)
  Amortization of intangibles                                                          1,271          -        4,573         200
  Reduction in long-lived assets                                                           -          -            -       1,548
  Merger costs                                                                           472          -          472       4,126
  Restructuring charges (recovery)                                                    (4,792)       (44)       3,779      22,438
                                                                                    --------------------  -----------------------
    Total operating expenses                                                          17,445      6,643       94,985      59,528
                                                                                    --------------------  -----------------------
Loss from operations                                                                 (22,640)    (7,214)    (121,312)    (67,945)
Other income, net                                                                      1,020        608        3,299       2,533
                                                                                    --------------------  -----------------------
Net loss before cumulative effect of an accounting
  change to adopt SFAS 142 and discontinued operations                               (21,620)    (6,606)    (118,013)    (65,412)
Cumulative effect of an accounting change to adopt SFAS 142                                -          -            -     (37,500)
Discontinued operations                                                                    -          -       (6,054)          -
                                                                                    --------------------  -----------------------
Net loss                                                                            $(21,620)  $ (6,606)  $ (124,067)  $(102,912)
                                                                                    ====================  =======================
Basic and diluted net loss per common share before cumulative effect of
  an accounting change to adopt SFAS 142 and discontinued operations                $  (0.15)  $  (0.10)  $    (0.90)  $   (0.96)
Cumulative effect of an accounting change to adopt SFAS 142                                -          -            -       (0.55)
Discontinued operations per share effect                                                   -          -        (0.05)          -
                                                                                    --------------------  -----------------------
Basic and diluted net loss per common share                                         $  (0.15)  $  (0.10)  $    (0.95)  $   (1.51)
                                                                                    ====================  =======================

Weighted average shares used in
  computing basic and diluted net loss
  per common share                                                                   143,276     69,105      130,561      68,371
                                                                                    ====================  =======================

CALCULATION EXCLUDING CERTAIN ITEMS:

GAAP cost of revenue per above, including stock compensation expense                $ 37,064   $  6,034   $  133,259   $  29,833
Cost of revenue items:
  Provision for excess inventory                                                         (76)      (185)      (1,004)     (4,327)
  Settlement of non-cancelable purchase commitment                                         -          -          229           -
  Utilization of excess inventory previously written off                                 200      1,267        1,239       4,265
  Stock compensation expense                                                               -         (5)         (31)        202
                                                                                    --------------------  -----------------------
                                                                                         124      1,077          433         140
                                                                                    --------------------  -----------------------
Cost of revenue excluding certain items                                               37,188      7,111      133,692      29,973

GAAP operating expenses per above                                                     17,445      6,643       94,985      59,528
Operating expense items:
  Stock compensation expense                                                            (138)      (336)        (844)        107
  Amortization of  intangibles                                                        (1,271)         -       (4,573)       (200)
  Reduction in long-lived assets                                                           -          -            -      (1,548)
  Utilization in R&D of excess inventory previously written off                           51         62          275         269
  Litigation and contract settlements                                                      -          -         (894)          -
  Merger Costs                                                                          (472)         -         (472)     (4,126)
  Restructuring (charges) recovery                                                     4,792         44       (3,779)    (22,438)
                                                                                    --------------------  -----------------------
                                                                                       2,962       (230)     (10,287)    (27,936)
                                                                                    --------------------  -----------------------
Total operating expenses excluding certain items                                      20,407      6,413       84,698      31,592

Cumulative effect of an accounting change to adopt SFAS 142                                -          -            -     (37,500)
Discontinued operations                                                                    -          -       (6,054)          -

GAAP net loss per above                                                              (21,620)    (6,606)    (124,067)   (102,912)
  Items excluded from cost of revenues, operating expenses, and
  discontinued operations                                                             (3,086)      (847)      15,908      65,296
                                                                                    --------------------  -----------------------
Net loss excluding certain items                                                    $(24,706)  $ (7,453)  $ (108,159)  $ (37,616)
                                                                                    ====================  =======================

Basic and diluted net loss per common share                                         $  (0.17)  $  (0.11)  $    (0.83)  $   (0.55)
                                                                                    ====================  =======================

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                       AVANEX CORPORATION
              Condensed Consolidated Balance Sheets
                         (In thousands)
                           (Unaudited)

                                                  JUNE 30,    JUNE 30,
                                                    2004        2003
                                                 ----------  ----------
ASSETS
Current assets:
  Cash and cash equivalents                      $  21,637   $  10,639
  Short-term investments                            67,453      76,952
  Accounts receivable, net                          22,134       2,614
  Inventories                                       39,003       3,613
  Other current assets                              23,051       1,070
                                                 ---------   ---------
     Total current assets                          173,278      94,888
Long-term investments                               55,145      47,063
Property and equipment, net                         13,977       5,455
Intangibles, net                                    14,808          --
Goodwill                                             9,408          --
Other assets                                         7,286       7,209
                                                 ---------   ---------
     Total assets                                $ 273,902   $ 154,615
                                                 =========   =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term borrowings                          $   3,723   $   3,141
  Accounts payable                                  23,754       5,647
  Accrued compensation and related expenses         11,239       2,279
  Other accrued expenses                            13,484       5,772
  Warranty                                           6,125       2,707
  Current portion of long-term obligations           3,968       4,190
  Current portion of restructuring costs            21,199       6,400
Deferred Revenue                                        --          44
                                                 ---------   ---------
     Total current liabilities                      83,492      30,180
Restructuring costs                                 21,581      26,055
Long-term obligations                               11,365       2,118
                                                 ---------   ---------
     Total liabilities                             116,438      58,353


Stockholders' equity:
  Common stock                                         143          69
  Additional paid-in capital                       663,798     484,028
  Deferred compensation                               (596)       (828)
  Accumulated deficit                             (511,074)   (387,007)
  Cumulative translation adjustment                  5,193          --
                                                 ---------   ---------
     Total stockholders' equity                    157,464      96,262
                                                 ---------   ---------
     Total liabilities and stockholders' equity  $ 273,902   $ 154,615
                                                 =========   =========